UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Hornbeck Offshore Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hornbeck Offshore Services, Inc.

April 4, 2005

Dear Fellow Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Hornbeck Offshore Services, Inc. to be held at the Pan-American Life Conference Center, 601 Poydras Street, New Orleans, Louisiana 70130, on Tuesday, May 3, 2005, at 9:00 a.m., Central Daylight Time. For those of you who cannot be present at this Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with our Board of Directors’ recommendations.

This booklet includes the Notice of Annual Meeting of Stockholders and the Proxy Statement, which contains details of the business to be conducted at the 2005 Annual Meeting. You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement and to ask questions about our operations and the Company.

Our 2004 Annual Report to Stockholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding our financial results for the fiscal year ended December 31, 2004.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please complete, sign, date and mail promptly the enclosed proxy card in the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Todd M. Hornbeck
President and Chief Executive Officer

Hornbeck Offshore Services, Inc.

Notice of Annual Meeting of Stockholders

April 4, 2005

Notice is hereby given that the 2005 Annual Meeting of Stockholders of Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 3, 2005 at 9:00 a.m., Central Daylight Time, at the Pan-American Life Conference Center located at 601 Poydras Street, New Orleans, Louisiana 70130 for the following purposes, as more fully described in the accompanying proxy statement:

1.	to elect two Class III directors to serve on the Company’s Board of Directors for a term of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal;

2.	to approve the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan;

3.	to approve an amendment to the Company’s Certificate of Incorporation to limit the liability of directors as contemplated under Section 102(b)(7) of the Delaware General Corporation Law;

4.	to ratify the reappointment of Ernst & Young LLP as the Company’s independent public accountants and auditors for the year ending December 31, 2005; and

5.	to transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure that each stockholder’s vote is counted at the meeting, stockholders are requested to complete, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.

Only stockholders of record as of the close of business on March 23, 2005 are entitled to receive notice of and to vote at the meeting and any postponement(s) or adjournment(s) thereof. A list of such stockholders shall be open to the examination of any stockholder of record at the Pan-American Life Conference Center during normal business hours for a period of ten days prior to the Annual Meeting, and shall also be open for examination at the meeting and any postponement(s) or adjournment(s) thereof.

By Order of the Board of Directors,

Todd M. Hornbeck
Secretary
Covington, Louisiana
April 4, 2005

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

PROXY STATEMENT

March 21, 2005

General Information

The 2004 Annual Report to Stockholders, including financial statements, will be mailed to stockholders together with these proxy materials on or about April 4, 2005.

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Hornbeck Offshore Services, Inc. (“Hornbeck Offshore” or the “Company”), for the 2005 Annual Meeting of Stockholders to be held on May 3, 2005, and any postponement(s) or adjournment(s) thereof (the “Annual Meeting”). This proxy statement and the accompanying Notice of Annual Meeting and form of proxy are first being mailed to stockholders on or about April 4, 2005.

Record Date and Voting Securities

Stockholders of record as of the close of business on March 23, 2005 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. There were              shares of common stock issued and outstanding on the Record Date. Each outstanding share of common stock is entitled to one vote upon each matter properly submitted to a vote at the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter.

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors. Thus, broker non-votes and abstentions will have no effect on the election of directors.

Because the affirmative vote of the holders of 66-2/3% of the outstanding shares is required to approve the amendment to the Certificate of Incorporation, broker non-votes and abstentions will have the effect of votes against the proposed amendment.

The affirmative vote of a majority of the shares of common stock entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to approve the proposals relating to the ratification of the reappointment of independent public accountants and auditors and the approval of the Company’s 2005 Employee Stock Purchase Plan. Shares represented at the meeting but that abstain with respect to the these proposals will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such abstentions will have the same effect as a vote against the ratification of the reappointment of independent accountants and auditors and the approval of the Company’s 2005 Employee Stock Purchase Plan, as applicable. Broker non-votes will not be treated as shares represented at the meeting and entitled to vote for purposes of these two proposals, and therefore will have no effect.

Quorum

Except as may be otherwise required by law or the Company’s Second Restated Certificate of Incorporation (“Certificate of Incorporation”) or Fourth Restated Bylaws (“Bylaws”), the holders of a majority of the Company’s shares of common stock entitled to vote and present in person or represented by proxy shall constitute a quorum at a meeting of the stockholders. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of the Company’s common stock represented by properly executed and returned proxies will be treated as present. Shares of the Company’s common stock present or represented at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will be Voted on Actions to be Taken

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your shares of common stock will be voted as you specify. If you make no specifications, your proxy representing our common stock will be voted:

•	“FOR” each of the proposed director nominees;

•	“FOR” the approval of the Company’s 2005 Employee Stock Purchase Plan; and

•	“FOR” approval of the amendment to the Company’s Certificate of Incorporation; and

•	“FOR” the ratification of the reappointment of independent public accountants and auditors.

We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. By signing and returning the enclosed proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the meeting.

Proxy Solicitation

We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Mellon Investor Services, LLC to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for Mellon’s services will be $4,500 plus its reasonable out-of-pocket expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means.

Stockholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Corporate Secretary, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433 by no later than December 5, 2005.

If you want to present a proposal at the 2006 Annual Meeting in person but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by February 3, 2006 to be considered timely, in accordance with the specific procedural requirements set forth in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary for a copy of our Bylaws.

Pursuant to the rules of the Securities Exchange Act of 1934, the Company may use discretionary authority to vote with respect to stockholder proposals presented in person at the 2005 Annual Meeting if the stockholder making the proposal has not given the Company timely notice of such proposal.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the Annual Meeting of Stockholders, we are required to send to each stockholder of record a proxy statement and annual report, and to arrange for a proxy statement and annual report to be sent to each beneficial stockholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some stockholders hold shares of the Company’s common stock in multiple accounts, this process results in duplicate mailings of proxy statements and annual reports to stockholders who share the same address. Stockholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433, by telephone at (985) 727-2000 or by e-mail at ir@hornbeckoffshore.com.

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Hornbeck Offshore stockholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each stockholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each stockholder sharing your address in the future, you may contact the Company by mail at 103 Northpark Boulevard, Suite 300, Covington, Louisiana, 70433, by telephone at (985) 727-2000 or by e-mail at ir@hornbeckoffshore.com.

Proposal No. 1 – Election of Directors

Term of Directors

Our Certificate of Incorporation and Bylaws provide that the Board of Directors is classified into three classes. These are designated as Class I directors, Class II directors and Class III directors, with members of each class holding office for staggered three-year terms. Vacancies on the Board resulting from death, resignation, disqualification, removal or other causes may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director.

There are currently two Class III directors, whose terms expire at the 2005 Annual Meeting of Stockholders, two Class II directors, whose terms expire at the 2006 Annual Meeting of Stockholders and three Class I directors, whose terms expire at the 2007 Annual Meeting of Stockholders, or, in all cases, until their successors are duly qualified and elected or until their earlier death, resignation or removal in accordance with the Bylaws.

Director Nominees and Voting

The Board of Directors has nominated for election as directors the two persons named below. Our Bylaws require that our directors be stockholders of the Company. Each of the nominees for election as Class III directors is currently on the Board and has indicated his or her willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. If elected at the Annual Meeting, each of the two nominees will serve until the 2008 Annual Meeting (subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal). See “Nomination Process” below for additional information on the nomination of directors.

In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, the Board’s proxies shall vote such shares for the election of such substitute nominee as the Board of Directors may propose. It is not anticipated that any nominee will be unable or unwilling to serve as a director if elected.

The names, ages as of March 15, 2005, principal occupations and other information concerning each nominee for Class III director, are set forth below.

Todd M. Hornbeck, 36, has served as our President and Secretary and as a director since our formation in June 1997. Until February 2002, he also served as Chief Operating Officer. In February 2002, he was appointed Chief Executive Officer. Mr. Todd Hornbeck worked for the original Hornbeck Offshore Services, Inc., a publicly traded offshore service vessel company, from 1991 to 1996, serving in various positions relating to business strategy and development. Following the merger of Hornbeck Offshore Services, Inc. with Tidewater in March 1996, he accepted a position as Marketing Director—Gulf of Mexico with Tidewater, where his responsibilities included managing relationships and overall business development in the U.S. Gulf of Mexico region. He remained with Tidewater until our formation. Mr. Todd Hornbeck currently serves on the Board of Directors of both the National Ocean Industries Association and the Offshore Marine Service Association, and is a member of the

International Support Vessel Owners’ Association. Mr. Todd Hornbeck is the son of Larry D. Hornbeck and serves as a Board designee for himself and his brother, Troy A. Hornbeck, in accordance with a stockholders’ agreement.

Patricia B. Melcher, 45, joined our Board of Directors in October 2002. Ms. Melcher has served as the President of Allegro Capital Management, Inc., a privately-owned investment company focused on private equity investments in and consulting to energy-related companies, since 1997, and served as Interim CEO of Petrocom Energy Ltd., a privately held energy trading firm, from October 1, 2003 to April 1, 2004. From 1989 to 1994, she worked for SCF Partners, L.P., an investment fund sponsor specializing in private equity investments in oilfield service companies, and from 1995 to 1997, she served as a board member and advisory board member of its general partner, L. E. Simmons & Associates, Incorporated. From 1986 to 1989, Ms. Melcher worked for Simmons & Company International, an investment banking firm serving the energy industry.

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of the nominees.

Incumbent Class I Directors

The names, ages as of March 15, 2005, principal occupations and other information concerning each Class I director, are set forth below.

Bernie W. Stewart, 60, has served as one of our directors since November 2001 and was appointed Chairman of the Board in February 2002. Mr. Stewart was Senior Vice President, Operations of R&B Falcon Corporation, a contract drilling company, and President of R&B Falcon Drilling U.S., its domestic operating subsidiary, from May 1999 until R&B Falcon Corporation (NYSE:FLC) merged with Transocean Sedco Forex Inc. (NYSE:RIG) in January 2001. Between April 1996 and May 1999, he served as Chief Operating Officer of R&B Falcon Holdings, Inc. and as its President from January 1998. From 1993 until joining R&B Falcon Holdings, he was Senior Vice President and Chief Operating Officer for the original Hornbeck Offshore Services, Inc., a publicly traded offshore service vessel company, where he was responsible for overall supervision of the company’s operations. From 1986 until 1993, he was President of Western Oceanics, Inc., an offshore drilling contractor. Since leaving R&B Falcon Corporation upon its merger with Transocean Sedco Forex, Mr. Stewart has been an independent business consultant. From February 27, 2002 to February 27, 2003, Mr. Stewart advised the Company under an advisory services agreement discussed below.

Bruce W. Hunt, 47, has served as one of our directors since August 1997. He has been President of Petrol Marine Corporation since 1988 and President and Director of Petro-Hunt, L.L.C. since 1997, each of which is an energy-related company. Mr. Hunt served as a director of the original Hornbeck Offshore Services, Inc., a publicly traded offshore service vessel company, from November 1992 to March 1996.

Andrew L. Waite, 44, has served as one of our directors since November 2000. He was appointed to our Board as the designee of SCF-IV, L.P. in accordance with a stockholders’ agreement. Mr. Waite is a Managing Director of L.E. Simmons & Associates, Incorporated and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, an investment banking firm serving the energy industry, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and management positions with the Royal Dutch/Shell Group, an integrated oil and gas company. He currently serves as a director of Oil States International, Inc. (NYSE:OIS), a diversified oilfield equipment and service company.

Incumbent Class II Directors

The names, ages as of March 15, 2005, principal occupations and other information concerning each Class II director, are set forth below.

Larry D. Hornbeck, 66, has served as one of our directors since August 2001. An executive with over 30 years’ experience in the offshore supply vessel, or OSV, business worldwide, Mr. Larry Hornbeck was the founder of the original Hornbeck Offshore Services, Inc., a publicly traded offshore service vessel company with over 100 vessels operating worldwide. From its inception in 1981 until its merger with Tidewater Inc. (NYSE:TDW), Mr. Larry Hornbeck served as Chairman of the Board, President and Chief Executive Officer of the original Hornbeck Offshore Services, Inc. Following the merger, Mr. Larry Hornbeck served as a director of Tidewater from March 1996 until October 2000. From 1969 to 1980, Mr. Larry Hornbeck was Chairman, President and Chief Executive Officer of Sealcraft Operators, Inc., a publicly held, specialty service OSV company operating worldwide. Mr. Larry Hornbeck is the father of Todd M. Hornbeck and serves as a Board designee for Todd M. Hornbeck and Troy A. Hornbeck, his sons, in accordance with a stockholders’ agreement.

David A. Trice, 56, joined our Board of Directors in October 2002. Mr. Trice has served as the President of Newfield Exploration Company (NYSE:NFX), an independent oil and gas company engaged in the exploration, development and acquisition of crude oil and natural gas properties since May 1999. At Newfield, he has also served as the Chairman of the Board since September 2004, Chief Executive Officer since February 2000 and as a director since 2000. From May 1999 to February 2000, he served as its Chief Operating Officer and from July 1997 to May 1999, he served as its Vice President—Finance and International. Mr. Trice served as the President, Chief Executive Officer and Director of the Huffco Group, an international exploration and production company, from 1991 to July 1997.

Board Structure, Committee Composition and Meetings

As of the date of this proxy statement, the size of the Board of Directors was fixed at seven members, divided into three classes as described under “Term of Directors” above. Our Board has a standing audit committee, compensation committee and nominating/corporate governance committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the corporate governance rules of the NYSE.

The Board is comprised of a majority of independent directors. The Board has determined that Ms. Patricia A. Melcher and Messrs. Bruce W. Hunt, Andrew L. Waite and David A. Trice are “independent” for purposes of Section 303A of the New York Stock Exchange (“NYSE”) Listing Standards, and that the members of the audit committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the NYSE Listing Standards. The Board’s determinations of director independence were made in accordance with the qualification standards for independent directors included in the Company’s Corporate Governance Guidelines which may be found on the Investor Relations page of our website (http://www.hornbeckoffshore.com) under “Corporate Governance.” The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

During 2004, our Board of Directors held eight (8) meetings and took action by unanimous written consent six (6) times. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of the Board on which they served. All directors are expected to attend Annual Meetings, and all of our directors attended our last Annual Meeting of Stockholders.

Pursuant to the Company’s Corporate Governance Guidelines, our non-management directors are required to meet in separate sessions without management on a regularly scheduled basis four times a year. Generally, these meetings will occur during recesses of regularly scheduled meetings of the Board throughout the year. In the event that the Chairman of the Board is not also a member of management, he will preside at such executive sessions. In the Chairman of the Board’s absence, such other non-management director designated in advance by the Chairman, or, if one is not designated, the non-management director elected by a majority of the non-management directors will preside over the executive session. In the event that the Chairman of the Board is also a member of management, the separate nonmanagement sessions are presided over by a non-management director elected by a majority of the non-management directors. If the non-management directors includes directors who are not independent directors (as determined by our Board), the Chairman of the Board, if an independent director will preside over at least one separate session annually that will include only our independent directors. In the event that the Chairman of the Board is not an independent director or is unavailable to attend, the independent directors’ separate session will be presided over by an independent director elected by a majority of the independent directors.

Committees of the Board of Directors

Audit Committee

The Board of Directors has established an audit committee currently comprised of Ms. Melcher and Messrs. Hunt and Trice. Mr. Stewart served as a member of the audit committee until March 24, 2005, when Mr. Trice was appointed to the committee. The audit committee operates under a written charter adopted by the Board of Directors. The Board has determined that each director currently serving on the audit committee meets the independence requirements of the NYSE and satisfies the financial literacy requirements of the NYSE. Pursuant to such independence requirements, Larry D. Hornbeck, who served on the audit committee in 2003 and early 2004, resigned from the committee in connection with the Company’s initial public offering and listing with the NYSE effective March 2004. Because of certain transition rules relating to director independence, Bernie W. Stewart qualified for service on the Board committees until March 26, 2005 and will once again qualify effective May 1, 2005. Accordingly, Mr. Stewart will resign from the audit committee effective March 24, 2005 and he is expected to rejoin the audit committee following May 1, 2005 and replace Mr. Trice on the audit committee.

The Board has also determined that Ms. Melcher qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, based on her previous experiences as an investment banker and in other finance-related capacities, as described in her biographical information under “Director Nominees and Voting” above. The audit committee met three (3) times and took action by unanimous consent one (1) time during 2004.

In addition to certain duties prescribed by applicable law, the committee is charged, under its written charter, to select and engage the independent public accountants to audit our annual financial statements. The audit committee also establishes the scope of, and oversees, the annual audit and approves any other services provided by public accounting firms. Furthermore, the audit committee provides assistance to the Board in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditor, and oversees our system of disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee and our independent auditors, the internal auditing function and management of the company. See “Audit Committee Report” below for further information on the functions of the audit committee.

Compensation Committee

Our Board of Directors has a compensation committee currently comprised of Ms. Melcher and Messrs. Trice and Waite. In addition to certain duties prescribed by NYSE listing requirements, the committee is charged, under its written charter, to periodically assess compensation of the Company’s executive officers, review and evaluate the performance of the Chief Executive Officer, and help determine the Chief Executive Officer’s compensation based on this evaluation, and to make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity-based plans, and benefits and perquisites, including retirement and termination benefits.

Our Board has determined that each member of the compensation committee meets the independence requirements of the NYSE. Because of certain transition rules relating to director independence, Bernie W. Stewart qualified for service on the Board committees until March 26, 2005 and will once again qualify effective May 1, 2005. Accordingly, Mr. Stewart will resign from the compensation committee effective March 24, 2005 and he is expected to rejoin the compensation committee following May 1, 2005. The compensation committee met three (3) times and took action by unanimous consent one (1) time during 2004.

Nominating/Corporate Governance Committee

Our Board of Directors has also established a nominating/corporate governance committee, currently comprised of Messrs. Hunt, Trice and Waite. In addition to certain duties prescribed by NYSE listing requirements, the committee is charged, under its written charter, to develop, review and recommend to the Board a set of corporate governance principles for the Company, and identify, review and recommend to the Board possible candidates for Board membership.

Our Board has determined that each member of the nominating/corporate governance committee meets the independence requirements of the NYSE. Because of certain transition rules relating to director independence, Bernie W. Stewart qualified for service on the Board committees until March 26, 2005 and will once again qualify effective May 1, 2005. Accordingly, Mr. Stewart will resign from the nominating/corporate governance committee effective March 24, 2005 and he is expected to rejoin the nominating/corporate governance committee following May 1, 2005. The nominating/corporate governance committee was formed June 30, 2004 and did not meet or take any action by unanimous written consent during 2004.

Availability of Certain Committee Charters and Other Information

The charters for our audit, compensation and nominating/corporate governance committees, as well as our Corporate Governance Guidelines, Employee Code of Business Conduct and Ethics (which applies to all employees, including our Chief Executive Officer and certain Financial and Accounting Officers), Board of Directors Code of Business Conduct and Ethics, can all be found, free of charge, on the Investor Relations page of our website (http://www.hornbeckoffshore.com) under “Corporate Governance”. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. We will also provide printed copies of these materials to any stockholder upon request to Hornbeck Offshore Services Inc., Attn: Chief Compliance Officer, 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433. The information on our website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Commission.

We also make available on our website, free of charge, access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as well as other documents that we file with or furnish to the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are filed with, or furnished to, the Commission.

Nomination Process

It is our Board of Director’s responsibility to nominate members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The nominating/corporate governance committee assists the Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of the Company’s stockholders. In February 2005, the nominating/corporate governance committee met and deliberated on Class III director candidates, and recommended to the Board of Directors the reelection of the two candidates nominated above.

As provided in the Company’s Bylaws, the Board is authorized to nominate and elect a new director when a vacancy occurs between Annual Meetings of Stockholders. In the event of a vacancy on the Board between annual meetings of the Company’s stockholders, the Board may request that the nominating/corporate governance committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled.

When formulating its recommendations for potential Board nominees, the committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as it or the Board may deem appropriate.

Stockholder Nominations for Directors

The nominating/corporate governance committee will consider candidates for director nominees that are recommended by stockholders of the Company in accordance with the procedures set forth in the Bylaws. Any such nominations should be submitted to the Board of Directors care of the Corporate Secretary, Hornbeck Offshore Services, Inc., 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433 and accompany it with the following information:

•	appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder(s).

The written recommendation should be submitted in the time frame described under the caption “Stockholder Proposals” above.

Stockholder Communications

Stockholders wishing to communicate with our Board of Directors may call the Company’s toll-free Governance Hotline at 1-800-506-6374. Our audit committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be passed to the Board. Stockholders calling the hotline should provide a sufficiently detailed description of the nature of the matter that the stockholder wishes to communicate with the Board, as well as a name, telephone number, email address, or other contact information so that the Company can either respond to the communication or obtain additional information about the matter.

Compensation of Directors

Directors who are also our employees receive no additional compensation for serving as directors or committee members.

In 2004, under a compensation policy approved by the Board of Directors in 2002, each non-employee director, other than the Chairman of the Board, received a total annual retainer of $20,000 paid quarterly, $1,200 for each Board meeting attended in person and $800 for each Board meeting attended by telephonic communications. Board committee members also received $600 for each committee meeting attended, whether in person or by telephonic communications. The Chairman of the Board received a total annual retainer of $20,000 paid quarterly, $1,800 for each regularly scheduled Board meeting attended, $1,500 for each special Board meeting attended and $600 for each committee meeting attended, unless the Chairman of the Board was also the Chairman of the committee, in which case he or she received $800 for each committee meeting attended. Each non-employee director was also entitled to receive a minimum annual grant of 2,000 options to purchase common stock with such options being granted under the Company’s Incentive Compensation Plan. The minimum annual grant was subject to annual review and could be increased at the discretion of the compensation committee.

Effective February 22, 2005, the Board of Directors approved a revised non-employee director compensation policy. Under the revised policy, each non-employee director, including the Chairman of the Board is entitled to receive a total annual retainer of $26,000, paid quarterly. The Chairman of the Board and the Chair of each of the audit and compensation committees are each entitled to receive an additional total annual retainer of $8,000, paid quarterly. Each non-employee director is also entitled to receive $1,200 for each Board meeting attended in person and $800 for each Board meeting attended by telephonic communications. Non-employee directors appointed to committees will receive $800 for each committee meeting attended in person or by telephonic communications. Also effective as of February 22, 2005, non-employee directors are entitled to receive a minimum annual grant of options to purchase 4,000 shares of Hornbeck Offshore common stock with such options being granted under the Company’s Incentive Compensation Plan. The minimum annual grant is subject to annual review and may be increased at the discretion of the compensation committee.

After three years of service as a non-employee director, a non-employee director and his immediate family could elect to participate in the same insurance benefit programs sponsored by the Company on the same monetary terms as the executive officers. All directors are entitled to be reimbursed for their out-of-pocket expenses incurred in connection with serving on our Board.

The non-employee director compensation policy also provides for longevity service awards to non-employee directors. Upon completion of three years of service as a non-employee director following adoption of the compensation policy in July 2002, a director will be granted options to purchase the number of shares of common stock equaling 25% of the options granted to such director over the previous three years. Upon completion of five years of service as a non-employee director, a director will be granted options to purchase the number of shares of common stock equaling 50% of the options granted to such director over the previous five years less the number of shares covered by the options awarded to such director after three years of service. Thereafter, upon completion of each successive period of five years of service, a non-employee director will be granted options to purchase the number of shares of common stock equaling 50% of the options granted to such director over the previous five years.

In March 2004, each of Ms. Melcher and Messrs. Larry Hornbeck, Hunt, Stewart, Trice and Waite were granted options to purchase shares of our common stock. Although the policy in effect at that time provided for the grant of options to purchase a minimum of 2,000 shares of common stock, as permitted under the policy, the compensation committee elected to award such directors options to purchase 4,000 shares of our common stock at an exercise price of $13.83 per share. One-third of these options become exercisable on each of the first three anniversaries of the date of grant.

In addition to the cash compensation received for their service as directors during 2004 under the terms of the revised non-employee director compensation policy described above, in February 2005 the compensation committee awarded each of the following non-employee directors options to purchase 4,000 shares of the Company’s common stock: Ms. Melcher and Messrs. Larry Hornbeck, Hunt, Stewart, Trice and Waite. These options were granted to the non-employee directors effective February 22, 2005 at an exercise price of $23.10 per share. One third of these options will become exercisable on each of the first three anniversaries of the date of grant.

On February 27, 2002, we entered into an advisory agreement with Bernie W. Stewart, our Chairman of the Board. Under the terms of this agreement, Mr. Stewart advised and made recommendations to our executive officers and Board of Directors on matters relating to our business, including our operations, finances, strategic planning and acquisitions. Mr. Stewart provided these services on a full-time basis through May 31, 2002 and on a part-time basis through February 27, 2003, at which time the agreement expired. He received $20,000 per month for his full-time advisory services and $8,335 per month for his part-time services. Under the terms of his advisory agreement, Mr. Stewart was granted options to purchase 4,000 shares of our common stock at an exercise price of $6.63 per share. Also under the terms of the advisory agreement, Mr. Stewart purchased 30,189 shares of our common stock at a purchase price of $6.63 per share, and, upon such purchase, we granted Mr. Stewart an option to purchase an additional 15,094 shares of our common stock at a purchase price of $6.63 per share, to be exercised in accordance with, and subject to the terms of our Incentive Compensation Plan. It is compensation under this Agreement that caused Mr. Stewart not to qualify for service on the Board committees from March 26, 2005 through April 30, 2005.

Proposal No. 2 – Approval of 2005 Employee Stock Purchase Plan

The Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan, or the Plan, was approved by the Board of Directors on February 22, 2005, subject to approval of the Plan by the Company’s stockholders at the Annual Meeting. The Plan will allow eligible employees of the Company and its designated affiliates to purchase, through payroll deductions, shares of the Company’s common stock. Below is a summary of the principal provisions of the Plan and its operation. A copy of the Plan is set forth in full in Appendix A to this proxy statement, and the following description of the Plan is qualified in its entirety by reference to that Appendix.

The purpose of the Plan is to provide employees of the Company and certain of its subsidiaries with an opportunity to purchase common stock of the Company through accumulated payroll deductions. The Company intends to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and thereby to allow participating employees to defer recognition of taxes when purchasing common stock of the Company at a discount under the Plan.

Administration. The Plan will be administered by the Board or a committee appointed by the Board. The Board or the committee may appoint personnel to oversee the day-to-day administrative activities related to the Plan. Any personnel appointed by the Board to the committee may be granted full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board, the committee or the authorized personnel, as applicable, will, to the full extent permitted by law, be final and binding upon all parties.

Offering Periods. An offering period under the Plan is the period of approximately six months during which an option granted pursuant to the Plan may be exercised, as described in more detail in the Plan. The Plan will be implemented by consecutive offering periods with a new offering period commencing on the first trading day, which is any day on which national stock exchanges and the NASDAQ System are open for trading, on or after July 1 and January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with the Plan, and subject to certain other restrictions described under the Plan. The Board shall have the power under the Plan to change the duration of offering periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if the change is announced to eligible employees at least five days before the scheduled beginning of the first offering period to be affected thereafter.

Eligibility. Employees of the Company and any designated subsidiary will be eligible to participate in the Plan as of the first day of the offering period or the enrollment date that coincides with or next follows the employee’s completion of ninety (90) days of employment with the Company or any designated subsidiary, provided the employee is customarily scheduled to work at least twenty hours per week and more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

No employee, however, will be granted an option under the Plan to the extent that, (i) immediately after the grant, the employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary, or (ii) his or her rights to purchase stock during a calendar year under all employee stock purchase plans of the Company and its subsidiaries exceeds twelve thousand dollars ($12,000) (determined at the fair market value, defined by the Plan, of the shares at the time such option is granted).

Participation. An eligible employee may (i) become a participant in the Plan, (ii) modify an existing election under the Plan, or (iii) revoke an election under the Plan by completing a subscription agreement authorizing payroll deductions on a form provided by the Company and filing it with the Company’s payroll office, or by authorizing payroll deductions by such other means as the Company or its designee may prescribe, no less that 15 days prior to the applicable enrollment date. Payroll deductions for a participant shall commence on the first payroll following the applicable enrollment date and shall end on the last payroll in the offering period to which such authorization is applicable, unless sooner terminated by the participant under the terms of the Plan.

Price. The price per share of common stock sold under the Plan will be equal to 85% of the lesser of the fair market value (as defined in the Plan) of a share of the Company’s common stock on (i) the enrollment date or (ii) the last day of the offering period, called the exercise date; provided, however, that the purchase price may be adjusted by the Board pursuant to the Plan.

Purchase of Shares. On the enrollment date of each offering period, each eligible employee participating in such offering period will be granted an option to purchase on the Exercise date of such offering period (at the applicable purchase price) up to the lesser of (i) the number of shares of the Company’s common stock determined by dividing such employee’s payroll deductions accumulated before such Exercise date and retained in the participant’s account as of the Exercise date by the applicable purchase price, or (ii) 500 shares of the Company’s common stock. Options will expire on the last day of the offering period.

Transferability. Other than by will or the laws of descent and distribution, or as otherwise provided in the Plan, neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as otherwise provided in the Plan) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an offering period in accordance with the Plan.

Employment Termination. If a participant terminates service with the Company for any reason, the participant will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to the participant’s account during the offering period but not yet used to exercise the option shall be returned to the participant or, in the case of his or her death, to the participant’s designated beneficiary under the Plan, and such participant’s option shall be automatically terminated.

Term of Plan. The Plan will become effective upon its approval by the stockholders of the Company. It will continue in effect for a term of 10 years unless sooner terminated in accordance with the terms of the Plan.

Amendment or Termination of the Plan. The Board may at any time and for any reason terminate or amend the Plan. Except under certain circumstances, no such termination can affect options previously granted, provided that an offering period may be terminated by the Board on any Exercise date if the Board determines that the termination of the offering period or the Plan is in the best interests of the Company and its stockholders. Except under certain circumstances, no amendment may make any change in any option previously granted that adversely affects the rights of any participant. To the extent necessary to comply with Section

423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval for any amendment or termination in such a manner and to such a degree as required.

Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the offering periods, limit the frequency or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock of the Company for each participant properly correspond with amounts withheld from the participant’s compensation (as defined in the Plan), and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

Change in Company Capital Structure. If there is any change in the shares of the Company as a result of a merger, consolidation, reorganization, recapitalization, exchange of shares, change in corporate structure, or similar event, appropriate arrangements will be made so that each option under the Plan will be assumed or an equivalent option substituted by the resulting entity or the offering period will be shortened to allow for the completion of purchases under outstanding options under the Plan.

The maximum number of shares of Common Stock that may be issued under the Plan is 700,000 shares. Shares issued under the Plan may be either be newly issued shares or reacquired shares.

U.S. Federal Income Tax Consequences. No taxable income will be recognized by a participant until the sale or other disposition of the shares of common stock acquired under the Plan. At that time, a participant will generally recognize ordinary income and capital gains. When the shares are disposed of by a participant two years or more after the beginning of the offering period in which the shares were purchased, and at least one year after the transfer of the common stock to the participant, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares on the purchase date over the purchase price, or the Discount, or (ii) the excess of the fair market value of the shares at disposition over the purchase price. When shares are disposed of less than two years after the beginning of the offering period in which they were purchased and less than one year after the transfer of the common stock to the participant (in what is known as a disqualifying disposition), the participant must recognize ordinary income in the amount of the Discount, even if the disposition is a gift or is at a loss. In the event of a participant’s death while owning shares acquired under the Plan, ordinary income must be recognized in the year of death as though the shares had been sold.

In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the purchase price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term or long-term capital gain depending on the applicable capital gains holding period.

Provided it properly complies with the applicable information return reporting requirements under Section 6039(a)(2) of the Code, the Company is entitled to tax deductions for shares issued under the Plan only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares. The Plan will not meet the requirements in Section 162(m) of the Internal Revenue Code of 1986, which means that in certain situations there may be no Company deductions for disqualifying dispositions by the Company’s Chief Executive Officer and four most highly paid other executive officers.

The affirmative vote of a majority of the shares of common stock entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to approve the Company’s 2005 Employee Stock Purchase Plan.

The Board of Directors unanimously recommends that the stockholders vote “FOR” approval of the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan.

Proposal No. 3 – Proposal to Amend the Company’s Certificate of Incorporation

The current Delaware General Corporation Law allows a corporation to limit the personal liability of directors for monetary damages for breach of fiduciary duties except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which provides for director liability relating to unlawful payments of dividends and stock purchases or redemptions, and related provisions, or (iv) for any transaction from which the director derived an improper personal benefit. Accordingly, the proposed amendment to our Certificate of Incorporation, attached to this proxy statement as Appendix B, includes a clause limiting the personal liability of directors to the extent permissible under the Delaware General Corporation Law.

The Board believes it is in the best interest of the Company and its stockholders to limit the liability of directors for breach of their fiduciary duties to the fullest extent permissible under the Delaware General Corporation Law in order to continue to attract and retain qualified directors.

The affirmative vote of the holders of 66-2/3% of the outstanding shares is required to approve the amendment to the Certificate of Incorporation.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the proposed amendment to the Company’s Certificate of Incorporation.

Proposal No. 4 – Selection and Ratification of the Independent Auditors

Our audit committee and Board of Directors seek stockholder ratification of the reappointment of Ernst & Young LLP to act as the independent auditors of our consolidated financial statements for the 2005 fiscal year. If the stockholders do not ratify the appointment of Ernst & Young, the audit committee will reconsider this appointment. Representatives of

Ernst & Young are expected to be present at the 2005 Annual Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of the shares of common stock entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to ratify the selection of the independent auditors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2005.

Independent Auditors and Fees

Ernst & Young LLP, certified public accountants, began serving as the Company’s independent auditors in 2002. The audit committee approved the reappointment of Ernst & Young LLP as independent accountants and auditors for the 2005 fiscal year, subject to ratification by the stockholders.

The following table presents fees for professional audit services rendered by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by Ernst & Young during those periods.

	Year Ended December 31,
	2004	2003
Audit fees (1)	$159,533	$125,101
Audit related fees (2)	236,466	148,165
Tax fees (3)	141,556	26,300

Total	$539,559	$299,566

(1)	Audit fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.
(2)	Audit related fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, registration statement reviews, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
(3)	Tax fees: Consists of tax compliance and preparation and other tax services. Tax compliance and preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, assistance related to the impact of mergers and acquisitions, and tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

The audit committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditors. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Requests for approval are generally submitted at a meeting of the audit committee. The audit committee may delegate pre-approval authority to a committee member, provided that any decisions made by such member shall be presented to the full committee at its next scheduled meeting.

EXECUTIVE OFFICERS

The names, ages as of March 15, 2005, position and other information concerning our executive officers are set forth below.

Name	Age	Position
Todd M. Hornbeck	36	President, Chief Executive Officer and Secretary
Carl G. Annessa	48	Executive Vice President and Chief Operating Officer
James O. Harp, Jr.	44	Executive Vice President and Chief Financial Officer
Samuel A. Giberga	43	Senior Vice President and General Counsel
Timothy P. McCarthy	37	Corporate Controller

Todd M. Hornbeck has served as our President and Secretary and as a director since our formation in June 1997. Until February 2002, he also served as Chief Operating Officer. In February 2002, he was appointed Chief Executive Officer. Please refer to “Director Nominees and Voting” above for additional information with respect to Mr. Todd Hornbeck’s background and experience.

Carl G. Annessa was appointed an Executive Vice President in February 2005. Before that time, Mr. Annessa acted as our Vice President of Operations, beginning September 1997. In February 2002, he was also appointed Chief Operating Officer. Mr. Annessa is responsible for operational oversight and design and implementation of our vessel construction programs. Prior to joining us, he was employed for 17 years by Tidewater, Inc. in various technical and operational management positions, including management of large fleets of OSVs in the Arabian Gulf, Caribbean and West African markets, and was responsible for the design of several of Tidewater’s vessels. Mr. Annessa was employed for two years by Avondale Shipyards, Inc. as a naval architect before joining Tidewater. Mr. Annessa received a degree in naval architecture and mechanical engineering from the University of Michigan in 1979.

James O. Harp, Jr. was appointed an Executive Vice President in February 2005. Before that time, Mr. Harp served as our Vice President and as our Chief Financial Officer since January 2001. Before joining us, Mr. Harp served as Vice President in the Energy Group of RBC Dominion Securities Corporation, an investment banking firm, from August 1999 to January 2001 and as Vice President in the Energy Group of Jefferies & Company, Inc., an investment banking firm, from June 1997 to August 1999. During his investment banking career, Mr. Harp worked extensively with marine-related oil service companies, including as our investment banker in connection with our private placement of common stock in November 2000. From July 1982 to June 1997 he served in a variety of capacities, most recently as Tax Principal, with Arthur Andersen LLP, and had a significant concentration of international clients in the oil service and maritime industries. Since April 1992, he has also served as Treasurer and Director of SEISCO, Inc., a privately-held seismic brokerage company.

Samuel A. Giberga was appointed as Senior Vice President and General Counsel in February 2005. Mr. Giberga served as General Counsel of Hornbeck Offshore Services, Inc. beginning in January 2004. Prior to joining the Company, Mr. Giberga was engaged in the private practice of law for fourteen years. Mr. Giberga was a partner in the New Orleans based law firm of Correro, Fishman, Haygood, Phelps, Walmsley & Casteix from February

2000 to December 2003 and served as a partner in Rice, Fowler, Kingsmill, Vance & Flint, LLP from March 1996 to February 2000. During his legal career, Mr. Giberga has worked extensively with marine and energy service companies in a variety of contexts with a significant concentration in general business, international and intellectual property matters. He was also a co-founder of Maritime Claims Americas, L.L.C., which operates a network of correspondent offices for marine protection and indemnity associations throughout Latin America. Mr. Giberga also served as an adjunct professor in intellectual property law matters at Loyola University Law School in New Orleans.

Timothy P. McCarthy has served as our Corporate Controller since May 2002. Before joining us, Mr. McCarthy served in a variety of capacities, most recently as an Audit Manager, in the assurance practice section of the New Orleans office of Arthur Andersen LLP from July 1994 to May 2002. Previously, he served in the foreign joint interest accounting group with Ocean Drilling and Exploration Company. Mr. McCarthy is a certified public accountant in Louisiana and is a member of the American Institute of Certified Public Accountants and the Society of Louisiana Certified Public Accountants.

Executive Compensation

The following table sets forth compensation information for the chief executive officer and our other executive officers whose total annual salary and bonus exceeded $100,000 for the years ended December 31, 2004, 2003, and 2002.

Summary Compensation Table

Name and Position(1)	Fiscal Year	Annual Compensation				Long-Term Compensation Awards	All Other Compensation (10,11,12)
		Salary(2)(3)	Bonus(4,5)	Other Annual Compensation(6)		Securities Underlying Options(7,8,9)
Todd M. Hornbeck President, Chief Executive Officer and Secretary	2004 2003 2002	$249,231 240,000 200,000	$368,000 169,553 279,753	$	— — —	55,000 60,000 51,000	$6,689 1,254 2,873
Carl G. Annessa Executive Vice President and Chief Operating Officer	2004 2003 2002	207,692 200,000 170,000	243,000 103,219 178,342		— — —	25,000 34,000 17,000	6,689 4,112 2,386
James O. Harp, Jr. Executive Vice President and Chief Financial Officer	2004 2003 2002	192,115 185,000 170,000	230,000 95,477 178,342		— — —	25,000 32,000 17,000	6,280 3,720 1,131
Timothy P. McCarthy Corporate Controller	2004 2003 2002	125,961 112,500 59,500	55,000 38,500 20,000		— — —	9,000 6,000 11,600	3,972 2,563 359
Paul M. Ordogne Treasurer	2004 2003 2002	120,462 116,000 116,000	30,000 20,000 20,000		— — —	4,500 2,000 —	4,028 2,906 1,765
Samuel A. Giberga Senior Vice President and General Counsel	2004	167,384	75,000		—	25,000	192

(1)	Effective February 27, 2002, Mr. Todd Hornbeck, who had been serving as our President and Chief Operating Officer, was appointed to the additional position of Chief Executive Officer and Mr. Annessa was appointed to the additional position of Chief Operating Officer. Mr. McCarthy joined us as our Controller on May 27, 2002. Mr. Ordogne had also served as our Controller until May 2002. Mr. Giberga joined us as General Counsel in January 2004. Effective February 22, 2005, Messrs. Annessa and Harp were each appointed to the position of Executive Vice President and Mr. Giberga was appointed Senior Vice President and General Counsel, and designated an executive officer by our Board.
(2)	For 2002, the salary amount for Mr. McCarthy reflects his compensation from his date of hire of May 27, 2002.
(3)	Actual salary amounts paid in 2004 vary from annual salary rates due to timing of pay cycles and the occurrence of an extra pay period. The annual base salary rates for Messrs. Hornbeck, Annessa, Harp, McCarthy, Ordogne and Giberga were $240,000, $200,000, $185,000, $121,000, $116,000 and $167,000, respectively.
(4)	Bonuses were paid in 2003, 2004 and 2005 as compensation for services provided in 2002, 2003 and 2004, respectively.
(5)	With regard to our three most senior officers, Messrs. Todd Hornbeck, Annessa and Harp, 2004 bonus amounts include, in addition to bonuses paid under such officers’ employment agreements, special bonuses in the amounts of $100,000, $75,000 and $75,000 respectively, in recognition of the initial public offering of the Company, the refinancing of its 10 5/8% senior notes with 6.125% senior notes and other strategic activities conducted during 2004.
(6)	None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10.0% of the total annual salary and bonus received by each named executive officer.

(7)	In connection with our Incentive Compensation Plan, we granted options in 2003, in part for services rendered in 2002, to Messrs. Todd Hornbeck, Annessa, Harp and McCarthy to purchase shares of our common stock at an exercise price of $11.20 per share. In addition, Mr. McCarthy was granted options upon commencement of his employment in May 2002 to purchase 8,000 shares of our common stock at an exercise price of $6.63 per share.
(8)	In connection with our Incentive Compensation Plan, we granted options in 2004, in part for services rendered in 2003, to Messrs. Todd Hornbeck, Annessa, Harp, McCarthy and Ordogne to purchase shares of our common stock at an exercise price of $13.83 per share.
(9)	In connection with our Incentive Compensation Plan, we granted options in 2005, in part for services rendered in 2004, to Messrs. Todd Hornbeck, Annessa, Harp, McCarthy and Giberga to purchase shares of our common stock at an exercise price of $23.10 per share. In addition, Mr. Giberga was granted options upon commencement of his employment in January 2004 to purchase 10,000 shares of our common stock at an exercise price of $13.83 per share.
(10)	For 2002, these amounts represent (i) employer matching contributions made under our 401(k) savings plan in the amount of $2,200, $1,956, $701, $277 and $1,335 for Messrs. Todd Hornbeck, Annessa, Harp, McCarthy and Ordogne, respectively, and (ii) premiums of $673, $431, $431, $82 and $431 for Messrs. Todd Hornbeck, Annessa, Harp, McCarthy and Ordogne, respectively, associated with life insurance policies.
(11)	For 2003, these amounts represent (i) employer matching contributions made under our 401(k) savings plan in the amount of $864, $3,722, $3,330, $2,433 and $2,516 for Messrs. Todd Hornbeck, Annessa, Harp, McCarthy and Ordogne, respectively, and (ii) premiums of $390, $390, $390, $130 and $390 for Messrs. Todd Hornbeck, Annessa, Harp, McCarthy and Ordogne, respectively, associated with life insurance policies.
(12)	For 2004, these amounts represent (i) employer matching contributions made under our 401(k) savings plan in the amount of $6,150, $6,150, $5,763, $3,779, $3,614 and $0 for Messrs. Todd Hornbeck, Annessa, Harp, McCarthy, Ordogne, and Giberga, respectively, and (ii) premiums of $539, $539, $517, $192, $414 and $192 for Messrs. Hornbeck, Annessa, Harp, McCarthy, Ordogne, and Giberga, respectively, associated with life insurance policies.

On February 18 and 22, 2005, in connection with its year-end review, the compensation committee of the Board of Directors, granted increased annual salaries to be paid to its named executive officers in 2005 as follows: $300,000 to Mr. Todd M. Hornbeck, $240,000 to Mr. Annessa, $215,000 to Mr. Harp, $185,000 to Mr. Giberga, $150,000 to Mr. McCarthy, and $120,000 to Mr. Ordogne.

The policies and practices of the Company pursuant to which the compensation set forth in the Summary Compensation Table above was paid or awarded are described under “Compensation Committee Report on Executive Compensation” below.

Option Grants

During the year ended December 31, 2004, other than as described below, we did not grant any options to acquire shares of our common stock to the executive officers named in the Summary Compensation Table above.

Name	Number of Securities Underlying Options Granted(1)(2)	% of Total Options Granted in Fiscal Year	Exercise or Base Price ($/ Share)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term(4)
					5%	10%
Todd M. Hornbeck	60,000	15.77%	$13.83	2/17/2014	$1,351,168	$2,151,509
Carl G. Annessa	34,000	8.94%	$13.83	2/17/2014	$765,662	$1,219,189
James O. Harp, Jr.	32,000	8.41%	$13.83	2/17/2014	$720,623	$1,147,472
Timothy P. McCarthy	6,000	1.58%	$13.83	2/17/2014	$135,117	$215,151
Paul M. Ordogne	2,000	0.53%	$13.83	2/17/2014	$45,039	$71,717
Samuel Giberga	10,000	2.63%	$13.83	2/17/2014	$225,195	$358,584

(1)	Does not include options granted in early 2005, in part for services rendered in 2004, in the following amounts; 55,000 for Mr. Todd Hornbeck; 25,000 for Mr. Annessa; 25,000 for Mr. Harp; 15,000 for Mr. Giberga, 9,000 for Mr. McCarthy and 4,500 for Mr. Ordogne. The options were granted at an exercise price of $23.10 per share and one-third of these options become exercisable on each of the first, second and third anniversaries of the date of grant.
(2)	One-third of these options become exercisable on each of the first, second, and third anniversaries of the date of grant.
(3)	The options referenced in the table above and in footnote 1 were granted at or above the fair market value of our common stock on the date of grant.
(4)	In accordance with the rules of the Commission, the gains or “option spreads” that would exist for the respective options granted are shown. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent our estimate or projection of future appreciation.

Option Values

The following tables show information with respect to the exercise of options to purchase our common stock and all unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2004. None of the executive officers named in the Summary Compensation Table have exercised any options to purchase our common stock during 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Todd M. Hornbeck	—	—	85,500	77,000	$1,074,075	$466,200
Carl G. Annessa	—	—	65,666	45,334	$840,695	$277,955
James O. Harp, Jr.	—	—	45,666	43,334	$552,895	$267,005
Timothy P. McCarthy	—	—	5,200	12,400	$60,420	$102,990
Paul M. Ordogne	—	—	30,200	2,000	$400,985	$10,950
Samuel A. Giberga	—	—	—	10,000	$0.00	$54,750

(1)	As provided for under Statement of Financial Accounting Standards, SFAS, No. 123, “Accounting for Stock-Based Compensation” we account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees.” For all periods presented, we have used the intrinsic value method in which compensation costs for stock options, if any, is measured as the excess of the estimated fair value market price of our common stock at the date of grant over the amount an employee must pay to acquire the stock.

Compensation Committee Report on Executive Compensation

The compensation committee is composed of independent directors as required by NYSE rules. See “Committees of the Board of Directors – Compensation Committee.” The Board designates the members and the chairman of the committee. The compensation committee is responsible for establishing and administering the Company’s plan and policies governing annual cash compensation and incentive awards.

Executive Compensation Philosophy

In determining executive compensation, the compensation committee employs compensation policies designed to align compensation with the Company’s overall business strategies and objectives. The plan and policies are intended to:

•	Attract and retain executives whose abilities are considered essential to the long-term success and competitiveness of the Company,

•	Support a performance-oriented environment that rewards achievement of internal Company goals, and

•	Reward executives for long-term strategic management and enhancement of stockholder value.

As part of the implementation of its compensation plan, the Company has entered into long-term employment contracts with its three most senior executive officers (i.e., Chief Executive Officer, Chief Operating Officer and Chief Financial Officer). See “Employment Agreements” below. From time to time, the committee may seek the advice of outside consultants in evaluating Company compensation as compared to peers within the same industry or of similar size or stage of development.

Base Salary. Salary ranges and individual salaries for executive officers are reviewed annually. In determining individual salaries, the committee considers the scope of the executive’s job responsibilities, individual contributions, market conditions, the Company’s then current budget and current compensation as compared to peer companies. The committee has also taken into account for 2004 bonuses and 2005 salaries the change in the Company’s status from a private company to a public company following its initial public offering in March 2004.

Annual Incentives. Annual cash incentives for 2004 were based on performance against the Company’s goals that were established in the beginning of the year. These goals are aligned with the goals stated in the Company’s annual budget, including financial goals that were based on the objective standards of earnings per share, or EPS, and earnings before interest, taxes, depreciation and amortization, or EBITDA.

In accordance with their employment agreements for 2004 cash bonus purposes, performance measures for the three most senior executive officers were based solely on the Company’s performance against its established targets. The amounts to be paid for achieving the corporate goals were determined after the end of the year, with 50% of the potential bonus based on achieving the EPS target and 50% based on achieving the EBITDA target. The compensation committee believes that full payment of awards under this plan should be based on meeting the target goals established by the committee. Accordingly, it is possible that no awards will be made to these senior executives in a given year if the minimum performance level of the goals is not met. On the other hand, if targets are significantly exceeded, payments under the annual cash incentive program can reach 200% for the Chief Executive Officer, and 150% each for the Chief Operating Officer and Chief Financial Officer, of the target bonus levels established by the committee for these three executive officers. Based on exceeding each of the targets in 2004, awards to executive officers under their employment agreements for 2004 were approximately 112% of the target award levels. In addition, for 2004 special bonuses were paid to the top three executives in recognition of the initial public offering of the Company, the refinancing of its 10 5/8% senior notes with 6.125% senior notes and other strategic activities. Bonuses for the other two named executive officers are typically based on recommendations by the Chief Executive Officer, taking into account the overall performance of such individuals and the Company’s performance in achieving its targeted EBITDA goal.

Long-Term Incentives. For the past several years, the Company’s primary long-term incentive program has been the awarding of stock options. The Company’s Incentive Compensation Plan, which has been approved by its stockholders, also allows the grant of restricted stock awards, stock appreciation rights and other incentive awards. To date, the Company has only granted stock options as long-term incentive awards. Such awards are intended to provide long-term incentives to the executives to build stockholder value. These awards are subject to vesting periods and limited windows of exercisability upon departure to encourage the executive to remain with the Company.

Factors in determining long-term incentive awards include the specific responsibilities of the executive, individual contributions, market factors, the stock price of the Company and relative cash compensation levels.

The committee has reviewed all compensation commitments for executive officers, including base salary, annual performance-based cash incentives, stock options, grants and perquisites.

Compensation of Chief Executive Officer

Mr. Todd Hornbeck’s salary for 2004 remained unchanged from 2003 at $240,000, but has been raised to $300,000 for 2005 based on an analysis of the factors discussed above, including market comparables and his blend of salary, potential cash bonus compensation and option awards.

The cash bonus payment to Mr. Todd Hornbeck for 2004 under his employment agreement recognizes substantial accomplishments in 2004, including exceeding both the EPS and EBITDA targets. Accordingly, the bonus paid to Mr. Todd Hornbeck was approximately 112% of the target award level that had been established in advance by the committee for 2004. The committee also took into account several significant accomplishments in 2004: (1) the initial public offering and listing of the Company’s common stock on the New York Stock Exchange; (2) the tender offer for and redemption of the Company’s 10 5/8% Senior Note due 2008; (3) the issuance of its 6.125% Senior Notes with ratings increases from both bond rating agencies; and (4) the expansion of the Company’s double-hulled tank barge new-build program. Based on such accomplishments, the Company also paid a special bonus of $100,000 to Mr. Todd Hornbeck. Based on a general performance evaluation, market conditions and other factors, as discussed above, in February 2004 the Company granted Mr. Todd Hornbeck options to acquire 60,000 shares of common stock (after giving effect to the 1 for 2.5 reverse stock split in March 2004) and in February 2005 granted him options to acquire an additional 55,000 shares of common stock.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

Bernie W. Stewart (Chairman)
Patricia B. Melcher
David A. Trice
Andrew L. Waite

February 22, 2005

PERFORMANCE GRAPH

The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and the cumulative total return of the Philadelphia Stock Exchange Oil Service Sector Index from the company’s IPO through the end of the fiscal year. The graph assumes the investment of $100 on March 26, 2004, at closing prices on December 31, 2004, and the reinvestment of dividends. The Philadelphia Stock Exchange Oil Service Sector Index consists of 15 companies that provide oil drilling and production services, oil field equipment, support services and geophysical/reservoir services.

Compensation Committee Interlocks and Insider Participation

None of our executive officers, employees or former executive officers serve on the compensation committee. None of our executive officers serves as a member of a compensation committee or Board of Directors of any other entity, which has an executive officer serving as a member of our Board of Directors.

Employment Agreements

Todd M. Hornbeck serves as our President, Chief Executive Officer and Secretary, Carl G. Annessa serves as our Executive Vice President and Chief Operating Officer, and James O. Harp, Jr. serves as our Executive Vice President and Chief Financial Officer. Each of Messrs. Todd Hornbeck, Annessa and Harp serves under an employment agreement, as amended, with a current term expiring December 31, 2007. On January 1, 2005, the terms of each of their agreements automatically extended for an additional year, and will likewise renew for an additional year every January 1 thereafter, unless terminated before any such renewal date by the employee or us.

For the fiscal year ended December 31, 2004, the employment agreements of Messrs. Todd Hornbeck, Annessa and Harp, in each case, as amended, provided for annual base salaries of $240,000, $200,000 and $185,000 respectively. The annual base salaries for 2005 have been increased to $300,000, $240,000 and $215,000 respectively.

If, during the terms of their respective agreements, we terminate the employment of Messrs. Todd Hornbeck, Annessa or Harp for any reason other than for cause, he will be entitled to receive his salary until the actual termination date of his agreement. If we should undergo a change in control while the agreements are in effect and Messrs. Todd Hornbeck, Annessa or Harp is either constructively or actually terminated under the conditions set forth in his agreement, then he will be entitled to receive three times his salary for the year in which the termination occurs and, in general, three times the bonus he received for the previous year.

Mr. Todd Hornbeck has agreed that during the term of his agreement and Messrs. Annessa and Harp have each agreed that during the term of their respective agreements and for a period of one year after termination, they will not (1) be employed by or associated with or own more than five percent of the outstanding securities of any entity that competes with us in the locations in which we operate, (2) solicit any of our employees to terminate their employment or (3) accept employment with or payments from any of our clients or customers who did business with us while employed by us. We may elect to extend Mr. Annessa’s noncompetition period for an additional year by paying his compensation and other benefits for an additional year.

On February 18, 2005, the Compensation Committee and Messrs. Todd Hornbeck, Annessa and Harp agreed to amend one of the performance measures in their respective employment agreements. Historically, 50% of their potential bonus was based on achieving an EPS target. The amendment eliminates the performance measure based upon EPS and provides that 50% of the potential bonus will continue to be based on achieving an, EBITDA target while the other 50% will now be determined at the discretion of the Committee, taking into account a variety of factors.

Incentive Compensation Plan Information

Our Board of Directors and stockholders adopted an Incentive Compensation Plan, which was amended and restated with their respective approvals in 2003. The purpose of the Incentive Compensation Plan is to strengthen our Company by providing an incentive to our employees, officers, consultants, non-employee directors and advisors to devote their abilities and energies to our success. The Plan provides for the granting or awarding of incentive and nonqualified stock options, stock appreciation and dividend equivalent rights, restricted stock and performance shares. All outstanding awards relate to our common stock. With the approval of our stockholders, we have reserved 3.5 million shares (after giving effect to the 1-for-2.5 reverse stock split effected on March 5, 2004) of our common stock for issuance pursuant to awards made under the Plan, of which 1,853,217 shares were available for future grants as of March 1, 2005.

The following table summarizes information as of December 31, 2004 about our Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,117,693	$9.73	2,163,117
Equity compensation plans not approved by security holders	—	—	—

Total	1,117,693	$9.73	2,163,117

(1)	Does not include the effect of options to purchase 312,000 shares granted in connection with annual compensation reviews in early 2005 in part for services rendered in 2004.

The Plan is administered by the compensation committee. Subject to the express provisions of the plan and directions from the Board, the committee is authorized, among other things:

•	to select the persons to whom stock, options and other awards will be granted;

•	to determine the type, size and terms and conditions of stock options and other awards;

•	to establish the terms for treatment of stock options and other awards upon a termination of employment; and

•	to delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan related to non-executive employee compensation pursuant to conditions or limitations as the compensation committee may establish, subject to certain limitations.

Under the Plan, awards other than stock options and stock appreciation rights given to any of our executive officers whose compensation must be disclosed in our annual securities filings and who is subject to the limitations imposed by Section 162(m) of the tax code must be based on the attainment of certain performance goals established by the Board of Directors or the compensation committee. The performance measures are limited to earnings per share, return on assets, return on equity, return on capital, net profits after taxes, net profits before taxes, operating profits, stock price and sales or expenses. Additionally, the performance goals must include formulas for calculating the amount of compensation payable if the goals are met; and both the goals and the formulas must be sufficiently objective so that a third party with knowledge of the relevant performance results could assess that the goals were met and calculate the amount to be paid.

Consistent with certain provisions of the tax code, there are other restrictions providing for a maximum number of shares that may be granted in any one year to a named executive officer and a maximum amount of compensation payable as an award under the Plan (other than stock options and stock appreciation rights) to a named executive officer.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our voting securities as of March 15, 2005:

•	each person who is known to us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors; and

•	each of our executive officers and all of our executive officers and directors as a group.

Unless otherwise indicated, each person named below has an address in care of our principal executive offices and has sole power to vote and dispose of the shares of voting securities beneficially owned by them, subject to community property laws where applicable.

Name	Shares of Common Stock Beneficially Owned (†)		Percentage of Common Stock Beneficially Owned (%)
Executive Officers and Directors:
Todd M. Hornbeck	790,824	(1)	3.8
Carl G. Annessa	112,666	(2)	*
James O. Harp, Jr.	80,999	(3)	*
Timothy P. McCarthy	8,900	(4)	*
Samuel A. Giberga	3,633	(5)	*
Bernie W. Stewart	70,035	(6)	*
Larry D. Hornbeck	135,254	(7)	*
Bruce W. Hunt	42,066	(8)	*
Patricia B. Melcher	47,466	(9)	*
David A. Trice	4,466	(9)	*
Andrew L. Waite	14,615	(10)	*
All directors and executive officers as a group (11 persons)	1,310,924	(11)	6.2
Other 5% Stockholders:
SCF-IV, L.P.	4,053,208	(12)	19.5
Cari Investment Company	1,410,000	(13)	6.8
William Herbert Hunt Trust Estate	2,058,391	(14)	6.8
Wellington Management Company, LLP	1,145,600	(15)	5.5

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
†	“Beneficial ownership” is a term broadly defined by the Commission in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership”, meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of March 15, 2005 that such person or group has the right to acquire within 60 days after such date.
(1)	Includes 150,000 shares held by several family trusts for which Todd M. Hornbeck either serves as trustee or holds voting power pursuant to a power of attorney and options to purchase an aggregate of 114,000 shares. Under the terms of a voting arrangement entered into in 2000, Mr. Todd Hornbeck may be deemed to be a beneficial owner of the shares beneficially owned by SCF-IV, L.P., as described in the table above and the related footnotes. Mr. Todd Hornbeck disclaims beneficial ownership of all shares beneficially owned by SCF-IV, L.P.
(2)	Includes options to purchase an aggregate of 82,666 shares of common stock.
(3)	Includes options to purchase an aggregate of 61,999 shares of common stock.
(4)	Includes options to purchase an aggregate of 8,400 shares of common stock.
(5)	Includes options to purchase an aggregate of 3,333 shares of common stock.
(6)	Includes options to purchase an aggregate of 25,560 shares of common stock.
(7)	Includes options to purchase an aggregate of 13,666 shares of common stock.
(8)	Includes options to purchase an aggregate of 24,066 shares of common stock. Mr. Hunt is a representative of the William Herbert Hunt Trust Estate. As such, Mr. Hunt may be deemed to have voting and dispositive power over the shares beneficially owned by the Trust Estate. Mr. Hunt disclaims beneficial ownership of the shares owned by the Trust Estate.

(9)	Includes options to purchase an aggregate of 2,466 shares of common stock.
(10)	Includes options to purchase an aggregate of 13,731 shares of common stock. Mr. Waite serves as Managing Director of L.E. Simmons & Associates, Incorporated, the ultimate general partner of SCF-IV, L.P. As such, Mr. Waite may be deemed to have voting and dispositive power over the shares beneficially owned by SCF-IV, L.P. Mr. Waite disclaims beneficial ownership of the shares beneficially owned by SCF-IV, L.P. and all shares with respect to which SCF-IV, L.P. has disclaimed beneficial ownership in footnote 12 below.
(11)	Includes options to purchase an aggregate of 352,353 shares of common stock.
(12)	Based on a Schedule 13G dated January 12, 2005 filed with the SEC to reflect shares beneficially owned by the reporting person at December 31, 2004 and a Form 4 filed with the SEC on March 10, 2005 reflecting shares beneficially owned by the reporting person as of March 8, 2005. SCF-IV, L.P. is a limited partnership of which the ultimate general partner is L.E. Simmons & Associates, Incorporated. The Chairman of the Board and President of L.E. Simmons & Associates, Incorporated is Mr. L.E. Simmons. As such, Mr. Simmons may be deemed to have voting and dispositive power over the shares owned by SCF-IV, L.P. The address of Mr. Simmons and SCF-IV, L.P. is 6600 J.P. Morgan Chase Tower, 600 Travis Street, Houston, Texas 77002. Pursuant to a voting arrangement entered into between SCF-IV, L.P. and us in connection with our private placement of common stock completed in October 2001, SCF is restricted from voting 269,346 of those shares. Under the terms of a voting arrangement entered into in 2000, SCF-IV, L.P. may be deemed to be the beneficial owner of the shares beneficially owned by Todd and Troy Hornbeck and the shares beneficially owned by Cari Investment Company, as described in the table above and the related footnotes. SCF-IV, L.P. disclaims beneficial ownership of all shares beneficially owned by Todd and Troy Hornbeck and Cari Investment Company.
(13)	Based on a Schedule 13G dated February 15, 2005 filed with the SEC to reflect shares beneficially owned by the reporting person at December 31, 2004. Cari Investment Company’s address is 1100 Poydras Street, Suite 2000, New Orleans, Louisiana 70163.
(14)	Based on a Schedule 13G dated February 8, 2005 filed with the SEC to reflect shares beneficially owned by the reporting person at December 31, 2004. The Trust Estate’s address is 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201.
(15)	Based on a Schedule 13G dated February 14, 2005 filed with the SEC to reflect shares beneficially owned by the reporting person at December 31, 2004. Wellington Management Company’s address is 75 State Street, Boston, MA 02109.

Certain Relationships and Related Transactions

The following is a discussion of transactions between our Company and its executive officers, directors and stockholders owning more than 5% of our common stock. We believe that the terms of each of these transactions were at least as favorable as could have been obtained in similar transactions with unaffiliated third parties.

Under the terms of a stockholders’ agreement among SCF-IV, L.P., Todd M. Hornbeck, Troy A. Hornbeck, Cari Investment Company and us, Messrs. Todd and Troy Hornbeck and Cari Investment Company have agreed to vote their shares in favor of SCF-IV, L.P.’s designee to our Board, so long as SCF-IV, L.P. owns at least 5% of our outstanding common stock. Under this agreement, SCF-IV, L.P. also agrees to vote its shares in favor of two designees of Messrs. Todd and Troy Hornbeck and two designees of Cari Investment Company to the Board of Directors. Cari Investment Company has waived SCF-IV, L.P.’s obligation to vote in favor of Cari Investment Company’s board designees in connection with the May 2004 resignations of Christian G. Vaccari and Richard W. Cryar from our Board of Directors. Pursuant to a voting arrangement entered into between SCF-IV, L.P. and us, SCF is restricted from voting 269,346 of its shares.

Under the terms of a stockholders’ agreement among Todd M. Hornbeck, Troy A. Hornbeck, Cari Investment Company and us, Messrs. Todd and Troy Hornbeck and Cari Investment Company are entitled to require us to file a registration statement under the Securities Act of 1933 to sell some or all of the shares of our common stock held by them. We are only required to make one such stand-alone registration for each of Todd and Troy Hornbeck and one for Cari Investment Company. In addition, holders of a majority of the shares of our common stock issued to the Hornbecks and Cari Investment Company on June 5, 1997 and shares issued with equivalent registration rights to other persons or entities may require us to register some or all of such shares if they have not already been registered and may not then be sold under Rule 144(k) of the Securities Act of 1933. Todd and Troy Hornbeck and Cari Investment Company also have the right to include some or all of their shares of common stock in any other registration statement that we file involving our common stock, subject to certain limitations.

Under the terms of a registration rights agreement among SCF-IV, L.P., certain other stockholders (including Larry D. Hornbeck, Todd M. Hornbeck, Carl G. Annessa, James O. Harp, Jr., Paul M. Ordogne, and the William Herbert Hunt Trust Estate) that purchased shares of our common stock in the private placement of our common stock completed in November 2000 and the Company, such stockholders have the right to include some or all of such shares, and any shares issued in respect of such shares, in any registration statement that we file involving our common stock, subject to certain limitations. Also under this agreement, the holders of a majority of the shares of our common stock issued in the November 2000 private placement are entitled to require us to file a registration statement under the Securities Act of 1933 to sell some or all of the common stock held by them. At this time, only SCF-IV, L.P. holds a majority of these shares.

Under the terms of a registration rights agreement among us and several stockholders (including Larry D. Hornbeck, Patricia B. Melcher, David A. Trice and James O. Harp, Jr.) that purchased shares of our common stock in a private placement completed in July 2003, such stockholders have the right to include some or all of such shares, and any shares issued in respect of such shares, in any registration statement that we file involving our common stock, subject to certain limitations.

Todd M. Hornbeck, Troy A. Hornbeck and Cari Investment Company have agreed to give us notice of and an opportunity to make a competing offer regarding a decision by any of them to sell or consider accepting an offer to sell to a single person or entity shares of common stock representing 5% or more of our common stock, other than in compliance with Rule 144 or to an affiliate or family member of the holder. SCF-IV, L.P. has also agreed to give us notice of and an opportunity to make a competing offer regarding a decision by it to sell or consider accepting an offer to sell to a single person or entity shares of common stock representing 5% or more of our common stock. SCF-IV, L.P. is further prohibited from transferring any of its shares of our common stock to any person or entity that is a competitor of ours. In addition, certain purchasers that participated in our 2003 private placement agreed to a similar restriction prohibiting the transfer of any of their shares of our common stock to any person or entity that is a competitor of ours.

The Company has entered into indemnity agreements with its executive officers and directors that provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as an executive officer and director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. These agreements are in addition to the indemnification provided to the Company’s officers and directors under its Bylaws in accordance with Delaware law. The Company has agreed to indemnify Larry Hornbeck for any claims, demands, causes of action and damages that may arise out of the use of the Hornbeck Family Ranch, as described below, and to indemnify Todd M. Hornbeck, the Company’s President and Chief Executive Officer for any claims, demands, causes of action and damages that may arise from use of his personal boat for Company business purposes.

For the past seven years, Larry D. Hornbeck’s family has personally supported the development of the Company by hosting numerous events at the Hornbeck Family Ranch, including constructing at their own expense, a hunting lodge and related facilities. The Ranch facilities have been used for functions intended to foster client and vendor relations, management retreats, Board meetings and special Company promotional events. These facilities are used by the Company without charge. In addition to costs incurred directly by the Company for such activities, the Company replenishes expendable goods used by Company invitees to the facility. The Company has provided, and may, from time to time in the future at its own expense and with Larry Hornbeck’s prior approval, provide additional amenities for its representatives and invitees. Certain of these amenities may, by their nature, remain with the property should the Company ever cease to use the Ranch. The Company has determined that the use of the Hornbeck Ranch in the past has been beneficial to the Company’s business and the Board has acknowledged and supported its continued use.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. Officers, directors and greater than 10% stockholders are also required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the Forms 3 and 4 filed during the 2004 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements, except for the following: Hawkeye, Inc., an affiliate of Rock Creek Partners II Ltd. and Rock Creek II Co Investments Ltd. filed a Form 3 on March 30, 2004, which was five days after the filing deadline, and Jon P. Vaccari and Nori Vaccari Starck each filed Forms 3 that were late by five and ten days, respectively.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.

In keeping with its responsibilities, the audit committee has met and held discussions with management, the independent auditors and the separate accounting consultants engaged to ascertain compliance with Section 404 of the Sarbanes-Oxley Act and to perform the internal audit function. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, both with and without management present. In addition, the audit committee has discussed with the Company’s independent auditors all communications required by generally accepted auditing standards, including those required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors all relationships between the auditors and the Company that may bear on the auditor’s independence and any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The audit committee also discussed with management, the independent consultant and professionals performing the internal audit function and the independent auditors the quality and adequacy of the Company’s internal controls. The audit committee reviewed with the independent auditor its audit plans, audit scope and identification of audit risks and reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors.

Based on the audit committee’s discussions with management and the independent auditors, and the audit committee’s review of the audited financial statements, representations of management and the report of the independent auditors, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. The audit committee reappointed Ernst & Young LLP as independent accountants and auditors for the 2005 fiscal year, subject to stockholder approval.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Patricia B. Melcher (Chair)
Bruce W. Hunt
Bernie W. Stewart
March 9, 2005

Other Matters

Neither we nor any of the persons named as proxies knows of matters other than those described above to be voted on at the 2005 Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to the direction of the Board of Directors.

Our 2004 Annual Report to Stockholders accompanies this proxy statement, but is not to be deemed a part of the proxy soliciting material.

Stockholders may obtain a copy of the Company’s Annual Report on Form 10-K most recently filed with the Commission without charge by writing to the Corporate Secretary of the Company at 103 Northpark Boulevard, Suite 300, Covington, Louisiana 70433. The Company’s Annual Report on Form 10-K and other filings with the Commission may also be accessed on the Company’s website at www.hornbeckoffshore.com.

By order of the Board of Directors,

Todd M. Hornbeck
Secretary

APPENDIX A

HORNBECK OFFSHORE SERVICES, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

i

HORNBECK OFFSHORE SERVICES, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Definitions.

a. “Board” shall mean the Board of Directors of Hornbeck Offshore Services, Inc., a Delaware corporation.

b. “Code” shall mean the Internal Revenue Code of 1986, as amended.

c. “Common Stock” shall mean the Common Stock of Hornbeck Offshore Services, Inc., a Delaware corporation.

d. “Company” shall mean Hornbeck Offshore Services, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

e. “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

f. “Compliance Officer” shall mean that individual described in the Insider Trading Policy who is responsible for determining if a Designated Insider may execute an acquisition or disposition transaction described in the Insider Trading Policy.

g. “Designated Insider” shall mean any Employee whose principal responsibilities are performed at the corporate headquarters offices of Hornbeck Offshore Services, Inc. “Designated Insider” shall also include any other Employee specifically designated as a Designated Insider by the Chief Executive Officer of Hornbeck Offshore Services, Inc. or the Compliance Officer.

h. “Designated Subsidiary” shall mean all Subsidiaries listed in Appendix A to this Plan which have been designated as eligible to participate in the Plan, as Appendix A may be amended from time to time.

i. “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

j. “Enrollment Date” shall mean the first day of each Offering Period.

k. “Exercise Date” shall mean the last day of each Offering Period.

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l. “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(2)	If the Common Stock is not so listed, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(3)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

m. “Insider Trading Policy” shall mean the Hornbeck Offshore Services, Inc. Policy Statement on Insider Trading as such may be amended or modified from time to time.

n. “Offering Period” shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following December 31, or commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following June 30; provided, however, that the first Offering Period under the Plan shall, if later than July 1, 2005, commence with the first Trading Day on or after the date on which the Registration Statement filed with the Securities and Exchange Commission becomes effective and ending on the last Trading Day on or before December 31, 2005. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

o. “Plan” shall mean the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan, as set forth herein.

p. “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

q. “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

r. “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

s. “Subscription Agreement” shall mean an agreement pursuant to which a participant authorizes the Company to reduce his or her compensation as provided in

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Section 6 and to have such amounts contributed to the Plan on his or her behalf to purchase shares of Common Stock as provided in Section 8. A “Subscription Agreement” may be evidenced by execution of a form provided by the Company and filed with the Company’s payroll office or by authorizing payroll deductions by such other means as the Company or designee may prescribe.

t. “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

u. “Trading Window” shall mean that period which begins 48 hours following the announcement by Hornbeck Offshore Services, Inc. of its earnings for a given fiscal quarter, and which ends two weeks prior to the end of the next fiscal quarter. “Trading Window” shall also mean any other period that the Compliance Officer may determine in compliance with the Insider Trading Policy. Any provisions of the Plan to the contrary notwithstanding, the Compliance Officer will determine whether a Designated Insider may execute a new or modify an existing Subscription Agreement during any Trading Window prior to an Offering Period.

Eligibility.

a. Any Employee shall be eligible to participate in the Plan as of the Enrollment Date coinciding with or next following the Employee’s completion of ninety (90) days of employment with the Company.

b. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the company and its subsidiaries accrues at a rate which exceeds Twelve Thousand Dollars ($12,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after July 1 and January 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall, if later than July 1, 2005, commence with the first Trading Day on or after the date on which the Registration Statement filed with the Securities and Exchange Commission becomes effective and ending on the last Trading Day on or before December 31, 2005. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced to eligible Employees at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

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Participation.

a. An eligible Employee may become a participant in the Plan by completing a Subscription Agreement no less than 15 days prior to the applicable Enrollment Date. A participant in the Plan may modify his or her contributions to the Plan by completing a new Subscription Agreement no less than 15 days prior to the applicable Enrollment Date. Any provision of the Plan to the contrary notwithstanding, the Compliance Officer will determine whether an eligible Employee or a participant who is a Designated Insider will be permitted to complete a Subscription Agreement or modify or revoke an existing Subscription Agreement during a Trading Window prior to an Offering Period.

b. Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner modified as provided above in paragraph a. of this Section 5 or terminated by the participant as provided in Section 10 hereof.

Payroll Deductions.

a. At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifty percent (50%), in whole percentages, of the Compensation which he or she receives on each pay day during the Offering Period.

b. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

c. A participant may, as provided in Section l0 hereof, discontinue his or her participation in the Plan during an Offering Period. A participant’s decision to discontinue his or her participation in the Plan during an Offering Period shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new Subscription Agreement unless the Company elects to process a given change in participation more quickly. Absent a participant’s decision to discontinue his or her participation in the Plan, a participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless modified as provided in Section 5 hereof or terminated as provided in Section 10 hereof.

d. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless modified as provided in Section 5 hereof or terminated by the participant as provided in Section 10 hereof.

e. At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available

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to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than 500 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

Withdrawal.

a. If a participant is not a Designated Insider the participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving notice to the Company. A participant who is a Designated Insider may withdraw all but not less than all the payroll deductions credited to his or her account pursuant to a Subscription Agreement and not yet used to exercise his or her option under the Plan at any time by first completing and providing a Notification Statement to the Compliance Officer which complies with the requirements of the Insider Trading Policy. If the Compliance Officer approves the Designated Insider’s withdrawal, the Designated Insider must provide notice to the Company of his or her desire to withdraw from participation in the Plan for the Offering Period within four (4) business days following the Compliance Officer’s approval. Any such notice of withdrawal to the Company by a participant must be provided in writing on a form provided by the Company, or by such other means as the Company or its designee may prescribe. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions

5

shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new Subscription Agreement.

b. A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

Stock.

a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be Seven Hundred Thousand (700,000) shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

b. The participant shall have no interest, including rights to dividends, or voting rights in shares covered by his option until such option has been exercised.

c. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

Administration. The Plan shall be administered by the Board or a committee appointed by the Board. The Board or the committee may appoint such personnel as it sees fit to oversee the day to day administrative activities related to the Plan. Such personnel may be granted full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board, the committee or the authorized personnel, as applicable, shall, to the full extent permitted by law, be final and binding upon all parties.

Designation of Beneficiary.

a. A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

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b. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company. If a participant is divorced and the participant’s former spouse is the written designated beneficiary, the former spouse shall be deemed to have predeceased the participant and the participant’s account under the Plan shall be distributed as if the participant failed to designate a beneficiary.

c. If a participant fails to designate a beneficiary, or if all designated beneficiaries predecease the participant, are deemed to predecease the participant or die prior to complete distribution of the participant’s account, then the participant’s designated beneficiary shall be deemed to be his surviving spouse. If the participant has no surviving spouse, the Company shall distribute any shares and/or cash in the participant’s account first in equal shares to the participant’s surviving children and if the participant has no surviving children, in equal shares to the Participant’s surviving parents and if the participant has no surviving parents, to the executor or personal representative of the participant’s estate.

Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be provided either in hard copy format or electronically to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

a. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly

7

provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Amendment or Termination.

a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

b. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes

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in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the shares may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

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Appendix A

Designated Subsidiaries

Hornbeck Offshore Operators, LLC

Energy Services Puerto Rico, LLC

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APPENDIX B

Proposed Amendment to

Second Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

TO THE

SECOND RESTATED

CERTIFICATE OF INCORPORATION

OF

HORNBECK OFFSHORE SERVICES, INC.

Hornbeck Offshore Services, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

The name of the Corporation is Hornbeck Offshore Services, Inc. The Corporation was duly incorporated in the State of Delaware on June 2, 1997.

Pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment of the Second Restated Certificate of Incorporation of the Corporation adds a new ARTICLE FOURTEEN which reads as follows:

“No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Fourteen shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or any successor statute, or (iv) for any transaction from which a director derived an improper personal benefit. This Article Fourteen shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date that this Article Fourteen becomes effective.

This Certificate of Amendment shall become effective immediately upon its filing with and acceptance by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Second Restated Certificate of Incorporation on behalf of Hornbeck Offshore Services, Inc. on this          day of                 , 2005.

By:

Todd M. Hornbeck

President and Chief Executive Officer

B-1

2005 ANNUAL MEETING OF STOCKHOLDERS OF

HORNBECK OFFSHORE SERVICES, INC.

May 3, 2005

Please complete, date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

* Please detach and mail in the envelope provided *

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors – To elect two Class III directors to serve on the Company’s Board of Directors for terms of three years or until their successors are duly elected and qualified or until the earlier of their death, resignation or removal:				3.	Approval of an amendment to the Company’s Certificate of Incorporation which limits the liability of directors contemplated under Section 102(b)(7) of the Delaware General Corporation Law:
	FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)		ABSTAIN FOR ALL NOMINEES		FOR	AGAINST	ABSTAIN
						☐	☐	☐
	☐	☐		☐	4.	Ratification of Selection of Auditors – To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the current fiscal year:

2.	Approval of the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan:					FOR	AGAINST	ABSTAIN
						☐	☐	☐
	FOR	AGAINST	ABSTAIN		5.	Other business – To transact such other business as may properly come before the Annual Meeting and all postponements or adjournments thereof.

	☐	☐	☐

NOMINEES: ( ) Todd M. Hornbeck
	( ) Patricia B. Melcher

INSTRUCTION: To abstain from voting for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to abstain from voting for, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder                   Date:                   Signature of Stockholder                   Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HORNBECK OFFSHORE SERVICES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2005 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2005

The undersigned, revoking any previous proxies for such stock, hereby appoints Todd M. Hornbeck and James O. Harp, Jr., proxies of the undersigned with full power of substitution to each, to vote all shares of common stock of Hornbeck Offshore Services, Inc. which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders of Hornbeck Offshore Services, Inc. to be held on May 3, 2005, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned on the reverse side and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting. The Board of Directors recommends a vote “FOR” the two director nominees, a vote “FOR” the approval of the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan, a vote “FOR” the approval of an amendment to the Company’s Certificate of Incorporation and “FOR” the ratification of the appointment of Ernst & Young LLP. This Proxy when properly executed will be voted as directed. If no direction is made, it will be voted “FOR” the two director nominees and “FOR” the ratification of the appointment of Ernst & Young LLP.

Whether or not you plan to attend this meeting, please complete, sign, date and return this proxy card promptly in the enclosed postage-paid envelope.

(Continued and to be signed on the reverse side)